UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934


                                  March 4, 2009
                Date of Report (Date of earliest event reported)

                                HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                                                 13-4921002
       Delaware                     1-1204                     (IRS Employer
(State of Incorporation)   (Commission File Number)          Identification No.)


                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)


                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 4, 2009, John J. O'Connor resigned from the Board of Directors (the "Board") of Hess Corporation (the "Company"). Mr. O'Connor will retire from the Company on March 31, 2009. Effective March 4, 2009, the Board elected Gregory P. Hill, the Company's Executive Vice President and President, Worldwide Exploration and Production, to the Board.

     In connection with Mr. O'Connor's retirement from the Company, which will begin on March 31, 2009, the Company entered into an agreement with Mr. O'Connor, which was approved by the compensation and management development committee, restricting him from engaging in certain activities that might be harmful to the competitive position of the Company. Under the agreement, 170,000 stock options unvested as of March 31, 2009 will be permitted to vest on their stated vesting dates and, together with other outstanding stock options, be permitted to remain exercisable for their stated terms. Also, a cash payment of $5,000,000 will be made in each of February 2010 and March 2011 to compensate him for unvested shares of restricted stock that will be forfeited upon his termination of employment.

     In consideration for these arrangements, Mr. O'Connor has agreed that until March 31, 2011 he will not: (i) be employed by, serve as a director or manager of, act as a consultant to, or maintain any material ownership interest in, any business that competes with the business of the Company or its subsidiaries;
(ii) disclose or use any confidential or proprietary information of the Company or its subsidiaries; (iii) employ or solicit for employment any employee or consultant of the Company or its subsidiaries, or assist any other person in doing so; (iv) interfere with business relationships of the Company or its subsidiaries; (v) disparage the Company or its subsidiaries or their respective directors, officers or employees; or (vi) otherwise engage in any activity detrimental to the business of the Company or its subsidiaries. Mr. O'Connor has also agreed to make himself available until March 31, 2011 to consult from time to time with the chief executive officer of the Company.

     If such provisions are not complied with, the agreement provides that (a) any cash payments remaining to be paid will be forfeited and any cash payments previously made must be repaid, (b) all vested and unvested stock options will immediately terminate, and (c) any gain realized on exercise of vested and unvested stock options outstanding on March 31, 2009 (less taxes paid) must be repaid to the Company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2009

                                            HESS CORPORATION


                                            By:  /s/ J. Barclay Collins II
                                               ---------------------------------
                                               Name:   J. Barclay Collins II
                                               Title:  Executive Vice President